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Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-98256, 33-66592 and 333-66255) pertaining to the 1995 Employee
Stock Purchase Plan, 1991 Stock Incentive Plan and the Amended and Restated Stock Incentive Plan (1997) of our report dated March 10, 2000, with respect to the consolidated financial statements and schedule of Option Care, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999.


ERNST & YOUNG LLP


Chicago, Illinois
March 27, 2000